EXHIBIT 99.1

Dolby Laboratories Reports First Quarter Fiscal 2022 Financial Results

SAN FRANCISCO, Feb. 03, 2022 (GLOBE NEWSWIRE) -- Dolby Laboratories, Inc. (NYSE:DLB) today announced the company's financial results for the first quarter of fiscal 2022. For the first quarter, Dolby reported total revenue of $351.6 million, compared to $389.9 million for the first quarter of fiscal 2021.

"We made great progress across each of our key initiatives this quarter," said Kevin Yeaman, President and CEO, Dolby Laboratories. "The inclusion of Dolby Atmos in Samsung’s latest TVs, Dell and ASUS supporting Dolby Vision and Dolby Atmos in their PCs, and positive momentum with Dolby.io are just a few examples of how Dolby is bringing spectacular experiences to even more people around the world."

First quarter GAAP net income was $80.0 million, or $0.77 per diluted share, compared to GAAP net income of $135.2 million, or $1.30 per diluted share, for the first quarter of fiscal 2021. On a non-GAAP basis, first quarter net income was $104.5 million, or $1.01 per diluted share, compared to $153.3 million, or $1.48 per diluted share, for the first quarter of fiscal 2021. First quarter cash flows from operations was $31.7 million, compared to $82.2 million for the first quarter of fiscal 2021. A complete listing of Dolby's non-GAAP measures are described and reconciled to the corresponding GAAP measures at the end of this release.

Recent Business Highlights

  Samsung announced the adoption of Dolby Atmos in their TVs for the first time.
  Dell and ASUS will now support the combined Dolby Vision and Dolby Atmos experience in their latest PC line-ups.
  Electric car manufacturer NIO announced their new ET5 model will include Dolby Atmos.
  Comcast will deliver NBC’s coverage of the 2022 Winter Olympics with Dolby Vision and Dolby Atmos to their X1 customers.

COVID-19

Dolby continues to monitor the COVID-19 pandemic and its impact on our company. The safety and well-being of our employees and supporting our communities continue to be priorities. Our revenue continues to be impacted across various markets within licensing and products and services. The implications of COVID-19 on our future results of operations remain uncertain.

Dolby’s financial results for the first quarter of fiscal 2022 rely on estimates of royalty-based revenue that take into consideration the macroeconomic effect of global events, including COVID-19, supply chain constraints, and consumer demand for electronic products. For more information, see the section captioned "Risk Factors" in our Quarterly Report on Form 10-Q for the first quarter of fiscal 2022, filed on or around the date hereof.

Dividend

Today, Dolby announced a cash dividend of $0.25 per share of Class A and Class B common stock, payable on February 23, 2022, to stockholders of record as of the close of business on February 16, 2022.

Stock Repurchase Program

Today, Dolby also announced that its Board of Directors has approved increasing the size of its stock repurchase program by $250 million, bringing the amount available for future repurchases of its Class A Common Stock to approximately $506 million. Stock repurchases under this program may be made through open market transactions, negotiated purchases, or otherwise, at times and in amounts that the company considers appropriate.

Financial Outlook - Second Quarter and Full Year of Fiscal 2022

The volume of shipments, aggregated across various end markets and devices, continues to be impacted and difficult to predict because of economic uncertainty due to COVID-19. The global cinema market has been adversely impacted by COVID-19, and it remains uncertain when and where cinemas will resume operating at full capacity.

Our actual results could differ materially from the estimates we are providing due in part to the challenging economic environment and uncertain effects of COVID-19. The estimates we are providing for future periods reflect certain assumptions about the potential impact of COVID-19, based upon a consideration of external and internal data and information. For more information, see "Forward-Looking Statements" in this press release for a description of certain risks that we face, and the section captioned "Risk Factors" in our Quarterly Report on Form 10-Q for the first quarter of fiscal 2022, filed on or around the date hereof.

Second Quarter Fiscal 2022

Dolby is providing the following estimates for its second quarter of fiscal 2022:

  Total revenue is estimated to range from $315 million to $345 million.
  Gross margin percentages are anticipated to range from 88.5% to 89.5% on a GAAP basis and from 89.5% to 90.5% on a non-GAAP basis.
  Operating expenses are anticipated to range from $224 million to $236 million on a GAAP basis and from $190 million to $200 million on a non-GAAP basis.
  Effective tax rate is anticipated to range from 19% to 20% on a GAAP basis and 18% to 19% on a non-GAAP basis.
  Diluted earnings per share is anticipated to range from $0.42 to $0.57 on a GAAP basis and from $0.72 to $0.87 on a non-GAAP basis.

Fiscal Year 2022

Dolby is also providing the following estimates for its fiscal year 2022:

  Total revenue is estimated to range from $1.34 billion to $1.40 billion.
  Operating expenses are anticipated to range from $877 million to $897 million on a GAAP basis and from $750 million to $770 million on a non-GAAP basis.
  Operating margin percentages are anticipated to range from 24% to 26% on a GAAP basis and from 34% to 36% on a non-GAAP basis.
  Diluted earnings per share is anticipated to range from $2.50 to $3.00 on a GAAP basis and from $3.52 to $4.02 on a non-GAAP basis.

Conference Call Information

Members of Dolby management will lead a conference call open to all interested parties to discuss first quarter fiscal 2022 financial results for Dolby Laboratories at 1:30 p.m. PT (4:30 p.m. ET) on Thursday, February 3, 2022. Access to the teleconference will be available at http://investor.dolby.com or by dialing 1-844-200-6205 (or dialing 1-929-526-1599 for international callers) and entering confirmation code 003699.

A replay of the call will be available from 4:30 p.m. PT (7:30 p.m. ET) on Thursday, February 3, 2022, until 10:30 p.m. PT on Thursday, February 10, 2022 (1:30 a.m. ET on Friday, February 11, 2022), by dialing 1-866-813-9403 (international callers can access the replay by dialing +44-204-525-0658) and entering the confirmation code 895879. An archived version of the teleconference will also be available on the Dolby website, http://investor.dolby.com.

Non-GAAP Financial Information

To supplement Dolby's financial statements presented on a GAAP basis, Dolby provides certain non-GAAP financial measures to provide investors with an additional tool to evaluate Dolby's operating results in a manner that focuses on what Dolby's management believes to be its ongoing business operations. Specifically, we exclude the following as adjustments from one or more of our non-GAAP financial measures:

Stock-based compensation expense: Stock-based compensation, unlike cash-based compensation, utilizes subjective assumptions in the methodologies used to value the various stock-based award types that we grant. These assumptions may differ from those used by other companies. To facilitate more meaningful comparisons between our underlying operating results and those of other companies, we exclude stock-based compensation expense.

Amortization of acquisition-related intangibles: We amortize intangible assets acquired in connection with acquisitions. These intangible assets consist of patents and technology, customer relationships, and other intangibles. We record amortization charges relating to these intangible assets in our GAAP financial statements, and we view these charges as items arising from pre-acquisition activities that are determined by the timing and valuation of our acquisitions. As these amortization charges do not directly correlate to our operations during any particular period, and often remain unchanged between reporting periods, we exclude these charges to facilitate an evaluation of our current operating results and comparisons to our past operating performance.

Restructuring charges: Restructuring charges are costs associated with restructuring plans and primarily relate to costs associated with exit or disposal activities, employee severance benefits, and asset impairments. We exclude restructuring costs, including any adjustments to charges recorded in prior periods, as we believe that these costs are not representative of our normal operating activities and therefore, excluding these amounts enables a more effective comparison to our past operating performance.

Income tax adjustments: We believe that excluding the income tax effect of the aforementioned non-GAAP adjustments provides a more accurate view of our underlying operating results to management and investors.

Other operating income adjustments: We excluded a one-time gain on the sale of property, which was previously classified as held for sale, finalized during the first quarter of fiscal 2021. The property was 51% owned by the controlling interest, therefore 51% of the gain recognized has been attributed to the controlling interest.

Using the aforementioned adjustments, Dolby provides various non-GAAP financial measures including, but not limited to: non-GAAP net income, non-GAAP diluted earnings per share, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP operating margin, and non-GAAP effective tax rate. Dolby's management believes it is useful for itself and investors to review both GAAP and non-GAAP measures to assess the performance of Dolby's business. Dolby's management does not itself, nor does it suggest that investors should, consider non-GAAP financial measures in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Whenever Dolby uses non-GAAP financial measures, it provides a reconciliation of the non-GAAP financial measures to the most closely applicable GAAP financial measures. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures as detailed above. Investors are also encouraged to review Dolby's GAAP financial statements as reported in its US Securities and Exchange Commission (SEC) filings. A reconciliation between GAAP and non-GAAP financial measures is provided at the end of this press release and on the Dolby investor relations website, http://investor.dolby.com.

Forward-Looking Statements

Certain statements in this press release, including, but not limited to, statements relating to Dolby's expected financial results for the second quarter of fiscal 2022 and fiscal 2022, our ability to advance our long-term objectives, and future dividend payments are "forward-looking statements" that are subject to risks and uncertainties. These forward-looking statements are based on management's current expectations, and as a result of certain risks and uncertainties, actual results may differ materially from those provided. The following important factors, without limitation, could cause actual results to differ materially from those in the forward-looking statements: the potential impacts of COVID-19 on Dolby’s business operations, financial results, and financial position (including the impact to Dolby partners and disruption of the supply chain and delays in shipments of consumer products; consumer demand for products that incorporate Dolby technologies; delays in the development and release of new products or services that contain Dolby technologies; delays in royalty reporting or delinquent payment by partners or licensees; the impact to the overall cinema market, including closures or limitations of cinema capacity and resulting adverse impact to Dolby’s revenue recognized on box-office sales and demand for cinema products and services; temporary Dolby office closures and other actions to protect Dolby’s workforce; and macroeconomic conditions that affect discretionary spending and access to products that contain Dolby technologies); risks associated with trends in the markets in which Dolby operates, including the Broadcast, Mobile, Consumer Electronics, PC, Cinema, Developer Platform Services, and Other Markets; the loss of, or reduction in sales by, a key customer, partner, or licensee; pricing pressures; risks that the continued shift in content distribution from optical disc-based and other traditional media to online and streaming media content could result in fewer devices with Dolby technologies or less revenue from such devices; risks relating to conducting business internationally, including trade restrictions and changes in diplomatic or trade relationships; risks relating to the expiration of patents; the timing of Dolby's receipt of royalty reports and payments from its licensees, including recoveries; changes in tax regulations; timing of revenue recognition under licensing agreements and other contractual arrangements; Dolby's ability to develop, maintain, and strengthen relationships with industry participants; Dolby's ability to develop and deliver innovative technologies in response to new and growing markets; competitive risks; risks associated with conducting business in China and other countries that have historically limited recognition and enforcement of intellectual property and contractual rights; risks associated with the health of the motion picture industry generally; Dolby's ability to increase its revenue streams and to expand its business generally, and to continue to expand its business beyond its current technology offerings; risks associated with acquiring and successfully integrating businesses or technologies; and other risks detailed in Dolby's SEC filings and reports, including the risks identified under the section captioned "Risk Factors" in our most recent quarterly report on Form 10-Q. Dolby disclaims any obligation to update information contained in these forward-looking statements whether as a result of new information, future events, or otherwise.

About Dolby Laboratories

Dolby Laboratories (NYSE: DLB) is based in San Francisco, California with offices around the globe. From movies and TV shows, to apps, music, sports and gaming, Dolby transforms the science of sight and sound into spectacular experiences for billions of people worldwide. We partner with artists, storytellers, developers, and businesses to revolutionize entertainment and communications with Dolby Atmos, Dolby Vision, Dolby Cinema, and Dolby.io.

Dolby, Dolby Atmos, Dolby Vision, Dolby Cinema, Dolby.io, and the double-D symbol are among the registered and unregistered trademarks of Dolby Laboratories, Inc. in the United States and/or other countries. Other trademarks remain the property of their respective owners. DLB-F

DOLBY LABORATORIES, INC.
INTERIM CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts; unaudited)

	Fiscal Quarter Ended
	December 31, 2021	December 25, 2020
Revenue:
Licensing	$332,284	$373,005
Products and services	19,349	16,869
Total revenue	351,633	389,874

Cost of revenue:
Cost of licensing	14,935	12,946
Cost of products and services	17,774	22,358
Total cost of revenue	32,709	35,304

Gross margin	318,924	354,570

Operating expenses:
Research and development	68,824	63,772
Sales and marketing	97,170	75,445
General and administrative	62,444	54,454
Gain on sale of assets	—	(13,871)
Restructuring charges/(credits)	(95)	10,023
Total operating expenses	228,343	189,823

Operating income	90,581	164,747

Other income/(expense):
Interest income	716	974
Interest expense	(84)	(85)
Other income, net	229	1,326
Total other income	861	2,215

Income before income taxes	91,442	166,962
Provision for income taxes	(11,432)	(24,272)
Net income including controlling interest	80,010	142,690
Less: net (income)/loss attributable to controlling interest	4	(7,492)
Net income attributable to Dolby Laboratories, Inc.	$80,014	$135,198

Net income per share:
Basic	$0.79	$1.34
Diluted	$0.77	$1.30
Weighted-average shares outstanding:
Basic	101,230	100,716
Diluted	103,801	103,876

DOLBY LABORATORIES, INC.
INTERIM CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands; unaudited)

	December 31, 2021	September 24, 2021
ASSETS
Current assets:
Cash and cash equivalents	$1,056,686	$1,225,380
Restricted cash	7,746	7,652
Short-term investments	80,618	38,839
Accounts receivable, net	241,449	232,609
Contract assets, net	226,809	182,316
Inventories, net	13,144	10,965
Prepaid expenses and other current assets	68,693	62,737
Total current assets	1,695,145	1,760,498
Long-term investments	120,988	62,819
Property, plant and equipment, net	533,706	534,381
Operating lease right-of-use assets	63,141	67,128
Goodwill and intangible assets, net	465,701	463,584
Deferred taxes	164,909	156,020
Other non-current assets	61,331	61,257
Total assets	$3,104,921	$3,105,687

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$19,104	$17,779
Accrued liabilities	225,847	262,728
Income taxes payable	1,601	1,334
Contract liabilities	21,426	18,473
Operating lease liabilities	15,312	15,403
Total current liabilities	283,290	315,717
Non-current contract liabilities	24,117	23,713
Non-current operating lease liabilities	52,615	56,715
Other non-current liabilities	102,378	105,310
Total liabilities	462,400	501,455

Stockholders’ equity:
Class A common stock	59	59
Class B common stock	41	41
Retained earnings	2,649,175	2,607,909
Accumulated other comprehensive loss	(11,521)	(10,030)
Total stockholders’ equity – Dolby Laboratories, Inc.	2,637,754	2,597,979
Controlling interest	4,767	6,253
Total stockholders’ equity	2,642,521	2,604,232
Total liabilities and stockholders’ equity	$3,104,921	$3,105,687

DOLBY LABORATORIES, INC.
INTERIM CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands; unaudited)

	Fiscal Quarter Ended
	December 31, 2021	December 25, 2020
Operating activities:
Net income including controlling interest	$80,010	$142,690
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	23,477	22,168
Stock-based compensation	32,656	26,313
Amortization of operating lease right-of-use assets	3,944	4,194
Amortization of premium on investments	311	329
Provision for/(benefit from) credit losses	1,559	(1,367)
Deferred income taxes	(9,004)	(15,439)
Gain on sale of assets	—	(13,871)
Other non-cash items affecting net income	(358)	1,276
Changes in operating assets and liabilities:
Accounts receivable, net	(9,965)	(111,902)
Contract assets	(44,428)	(26,384)
Inventories	(1,819)	4,424
Operating lease right-of-use assets	(77)	(844)
Prepaid expenses and other assets	(7,082)	6,397
Accounts payable and accrued liabilities	(34,034)	30,397
Income taxes, net	1,439	13,984
Contract liabilities	3,350	5,153
Operating lease liabilities	(4,038)	(3,481)
Other non-current liabilities	(4,281)	(1,877)
Net cash provided by operating activities	31,660	82,160

Investing activities:
Purchases of marketable securities	(108,147)	(13,726)
Proceeds from sales of marketable securities	2,001	1,854
Proceeds from maturities of marketable securities	10,913	9,535
Purchases of property, plant, and equipment	(14,452)	(15,527)
Proceeds from sale of assets	—	16,365
Purchases of intangible assets	(11,426)	—
Purchases of other investments	(5,000)	—
Net cash used in investing activities	(126,111)	(1,499)

Financing activities:
Proceeds from issuance of common stock	21,372	51,323
Repurchase of common stock	(35,573)	(39,985)
Payment of cash dividend	(25,283)	(22,231)
Distribution to controlling interest	(1,435)	(7,362)
Shares repurchased for tax withholdings on vesting of restricted stock	(31,920)	(28,085)
Net cash used in financing activities	(72,839)	(46,340)

Effect of foreign exchange rate changes on cash, cash equivalents, and restricted cash	(1,310)	5,125
Net increase/(decrease) in cash, cash equivalents, and restricted cash	(168,600)	39,446
Cash, cash equivalents, and restricted cash at beginning of period	1,233,032	1,079,979
Cash, cash equivalents, and restricted cash at end of period	$1,064,432	$1,119,425

GAAP to Non-GAAP Reconciliations
(in millions, except per share data; unaudited)

The following tables present Dolby's GAAP financial measures reconciled to the non-GAAP financial measures included in this release for the first quarter of fiscal 2022 and 2021:

Net income:	Fiscal Quarter Ended
	December 31, 2021	December 25, 2020
GAAP net income	$80.0	$135.2
Stock-based compensation (1)	32.7	26.3
Amortization of acquisition-related intangibles (2)	2.8	2.5
Restructuring charges/(credits)	(0.1)	10.0
Income tax adjustments	(10.9)	(13.9)
Other operating income adjustments	—	(6.8)
Non-GAAP net income	$104.5	$153.3

(1) Stock-based compensation included in above line items:
Cost of products and services	$0.6	$0.6
Research and development	10.1	7.9
Sales and marketing	12.3	9.8
General and administrative	9.7	8.0

(2) Amortization of acquisition-related intangibles included in above line items:
Cost of licensing	$0.7	$0.7
Cost of products and services	0.9	0.9
Research and development	0.1	0.1
Sales and marketing	1.1	0.8

Diluted earnings per share:	Fiscal Quarter Ended
	December 31, 2021	December 25, 2020
GAAP diluted earnings per share	$0.77	$1.30
Stock-based compensation	0.31	0.25
Amortization of acquisition-related intangibles	0.03	0.02
Restructuring charges	—	0.10
Income tax adjustments	(0.10)	(0.13)
Other operating income adjustments	—	(0.06)
Non-GAAP diluted earnings per share	$1.01	$1.48

Shares used in computing diluted earnings per share	104	104

The following tables present a reconciliation between GAAP and non-GAAP versions of the estimated financial amounts for the second quarter of fiscal 2022 and fiscal 2022 included in this release:

Gross margin:				Q2 2022
GAAP gross margin (low - high end of range)				88.5% - 89.5%
Stock-based compensation				0.4%
Amortization of acquisition-related intangibles				0.6%
Non-GAAP gross margin (low - high end of range)				89.5% - 90.5%

Operating expenses:		Q2 2022		Fiscal 2022
GAAP operating expenses (low - high end of range)		$224 - $236		$877 - $897
Stock-based compensation		(28)		(117)
Amortization of acquisition-related intangibles		(1)		(4)
Restructuring charges, net (low - high end of range)		($5) - ($7)		(6)
Non-GAAP operating expenses (low - high end of range)		$190 - $200		$750 - $770

Operating margin:				Fiscal 2022
GAAP operating margin (low - high end of range)				24% - 26%
Stock-based compensation				9.0%
Amortization of acquisition-related intangibles				1.0%
Non-GAAP operating margin (low - high end of range)				34% - 36%

Effective tax rate:				Q2 2022
GAAP effective tax rate (low - high end of range)				19% - 20%
Stock-based compensation (low - high end of range)				2% - 3%
Amortization of acquisition-related intangibles (low - high end of range)				(1%) - 0%
Other (low - high end of range)				(1%) - 0%
Non-GAAP effective tax rate (low - high end of range)				18% - 19%

Diluted earnings per share:	Q2 2022		Fiscal 2022
	Low	High	Low	High
GAAP diluted earnings per share	$0.42	$0.57	$2.50	$3.00
Stock-based compensation	0.27	0.27	1.14	1.14
Amortization of acquisition-related intangibles	0.03	0.03	0.09	0.09
Restructuring charges, net	0.06	0.06	0.06	0.06
Income tax adjustments	(0.06)	(0.06)	(0.27)	(0.27)
Non-GAAP diluted earnings per share	$0.72	$0.87	$3.52	$4.02

Shares used in computing diluted earnings per share	104	104	104	104

Investor Contact:
Ashley Schwenoha
Dolby Laboratories, Inc.
415-645-5506
investor@dolby.com

Media Contact:
Karen Hartquist
Dolby Laboratories, Inc.
415-505-8357
karen.hartquist@dolby.com